Exhibit (n)(2)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Auditors

We consent to the use of our report dated March 26, 2024, with respect to the financial statements of Sound Point Meridian Master Fund LP, incorporated by reference herein on Form N-2 (Amendment No. 8 to File No. 811-23881).

New York, New York

June 13, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.